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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2000 (except for Note 5, as to which the date is September 14, 2000) in the Registration Statement on Form S-4 to be filed on January 8, 2001 and the related Prospectus of Arden Realty Limited Partnership for the exchange of $100,000,000 8.5% Senior Notes due 2010.


                                Very truly yours,



                                /s/ ERNST & YOUNG LLP


Los Angeles, California
January 5, 2001